Exhibit 99.1

Aetna

Joseph M. Zubretsky

Executive Vice President and Chief Financial Officer

2010 J.P. MORGAN HEALTHCARE CONFERENCE

January 12, 2010

Cautionary Statement

CAUTIONARY STATEMENT; ADDITIONAL INFORMATION -- Certain information in this presentation is forward-looking, including our current estimates, projections and views as to 2009 excess capital generation; 2009 operating earnings per share; 2010 operating earnings per share; weighted average diluted shares; our challenges and opportunities for 2010; our ability to respond to health care reform; our ability to hold assets to maturity; our ability to grow our Medicaid business; pre-tax operating margin; and fourth quarter 2009 severance and facility charge. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including unanticipated increases in medical costs (including increased intensity or medical utilization as a result of the H1N1 flu, increased COBRA participation rates or otherwise;
changes in membership mix to higher cost or lower-premium products or membership-adverse selection; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; increases resulting from unfavorable changes in contracting or re-contracting with providers; and increased pharmacy costs);
adverse and less predictable economic conditions in the U.S. and abroad
(including unanticipated levels of or rate of increase in the unemployment rate)
which can significantly and adversely affect Aetna's business and profitability;
failure to achieve desired rate increases and/or profitable membership growth due to the slowing economy and/or significant competition, especially in key geographic markets where membership is concentrated; adverse changes in federal or state government laws, policies or regulations (including legislative proposals that would affect our business model and/or limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing and other proposals, such as initiatives to mandate minimum medical benefit ratios or eliminate or reduce ERISA pre-emption of state laws, that would increase potential litigation exposure or mandate coverage of certain health benefits); continued volatility and further deterioration of the U.S. and global capital markets, including fluctuations in interest rates, fixed income and equity prices and the value of financial assets, along with the general deterioration in the commercial paper, capital and credit markets, which can adversely impact the value of Aetna's investment portfolio, Aetna's profitability by reducing net investment income and/or Aetna's financial position by causing us to realize additional impairments on our investments;
adverse pricing or funding actions by federal or state government payors; the ability to improve relations with providers while taking actions to reduce medical costs and/or expand the services we offer; and changes in Aetna's actual tax rate, the number of severed employees, the amounts payable to severed employees, expenditures associated with vacating leased properties, our ability to sublease leased properties and the timing of future workforce reductions, in each case compared to the amounts we assumed in estimating the expected fourth quarter 2009 severance and facility charge. Other important risk factors include, but are not limited to: adverse changes in size, product mix or medical cost experience of membership; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events;
the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; the ability to successfully integrate our businesses (including acquired businesses) and implement multiple strategic and operational initiatives simultaneously; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the outcome of various litigation and regulatory matters, including litigation concerning, and ongoing reviews by various regulatory authorities of, certain of our payment practices with respect to out-of-network providers; and reputational issues arising from data security breaches or other means. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2008
Annual Report on Form 10-K on file with the Securities and Exchange Commission
("SEC"), and Aetna's 2009 Quarterly Report on Form 10-Q for the quarter ended
September 30, 2009 (Aetna's "Third Quarter 10-Q") on file with the SEC. You also should read Aetna's Third Quarter 10-Q for a discussion of Aetna's historical results of operations and financial condition.

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Today's Agenda

Aetna's Strategy
Operating Margin Discipline
Strong Balance Sheet and Capital Position
Outlook
Well Positioned for Health Care Reform
Key Messages

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Aetna's Strategy

Aetna's Strategy for Success

              Segmentation         Differentiated     Integration
                                      Brand
               Consumerism          Experience        Operational
                                                      Excellence

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Today's Agenda

Aetna's Strategy
Operating Margin Discipline
Strong Balance Sheet and Capital Position
Outlook
Well Positioned for Health Care Reform
Key Messages

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Operating Margin Discipline

Pricing Each Customer to an Appropriate Margin

More than 75% of 2010 member months have been or will be priced consistent with our updated view of medical costs

Of this 75%,the majority has been priced or is in the sales/negotiation process as of early January

Thus far, achieved pricing actions are in line with our expectations

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Operating Margin Discipline

Aetna

9/30/09 Balance Sheet Maintains the ~$60M of Reserve Strengthening Established at 6/30/09

6/30/09 Reserves Running Off Favorably

as of 9/30/09

~$55M	Favorable development before provision for certain prior year provider medical costs
(~$25M)	Provision for certain prior year provider medical costs established during 3Q09
~$30M	Favorable prior period development



5.0% Reserve Growth
+ 410bp
0.9% Premium Growth

Commercial 3Q09 vs. 2Q09 Sequential Growth

2010 J.P. Morgan Healthcare Conference | January 12, 2010

7

Today's Agenda

Aetna's Strategy
Operating Margin Discipline
Strong Balance Sheet and Capital Position
Outlook
Well Positioned for Health Care Reform
Key Messages

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Strong Balance Sheet

              High Quality, Well Diversified Investment Portfolio

Largely a fixed income

portfolio with an average credit quality of A+

Ability to hold assetsassets to maturity

Well-diversified mortgage loan portfolio

~70% Loan-to-Value

~1.4x Debt Service

Coverage

Investment performance a testimony to sound risk management principles

Strong Balance Sheet

$6.3 billion of statutory surplus, $5.2 billion in excess of regulatory requirements at 9/30/09

Target Debt to Capital ratio of ~30%

Target RBC ratio of ~600% of ACL

Excellent Capital Position

Project to generate approximately $0.5 billion of excess capital in 2009

No long-term debt maturing in 2010

Untapped $1.5 billion credit facility

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Today's Agenda

Aetna's Strategy

Operating Margin Discipline

Strong Balance Sheet and Capital Position

Outlook

Well Positioned for Health Care Reform

Key Messages

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Outlook

                  2009 Operating EPS Projected to be $2.75(1)
                     2010 Challenges Outweigh Opportunities
    Current View is 2010 Operating EPS Likely to be Modestly Lower than 2009

Today's Agenda

Aetna's Strategy

Operating Margin Discipline

Strong Balance Sheet and Capital Position

Outlook

Well Positioned for Health Care Reform

Key Messages

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Well Positioned for Health Care Reform

                    Challenges Facing the Health Care System

  Access             Cost & Affordability              Quality

              While current reform bills address access, they dodo
             not yet sufficiently address affordability and quality

Well Positioned for Health Care Reform

                       Impact of Current Reform Proposals

  Key Aspects   Unintended Consequences              Aetna Preparedness

  Minimum MBR   o Stifles marketplace innovation     o Work with regulators to
 Requirements   and HIT which improve access         define MBRs
                and affordability

 Industry Tax   o Counter to goal of addressing      o Consider all costs of
                affordability                        running the business and
                                                     serving our customers in
                                                     pricing

  Tax on High   o Increases cost-shifting including  o Broad product portfolio
Benefit Health  older groups and higher cost         at various price points to
     Plans      areas                                meet changing customer needs

Lower Medicare  o Results in less rich benefit       o Anticipate unintended
   Advantage    plans for Medicare Advantage         cost-shifting
    Funding     participants                         o Sound network-based
                                                     Medicare strategy
                                                     anticipated payment reform

    Health      o None                               o Leverage more than $1.8
  Information                                        billion spent on technology
  Technology                                         and innovation since 2005

     2010 and long term impact not fully known until legislation is passed;
        we will continue to be very involved as regulations are written

Well Positioned for Health Care Reform

                 Diverse Portfolio of Businesses Strategically
                       Positioned for Health Care Reform

Individual and small group product suitesuite positions us for future opportunities

Strong Medicaid business likely to grow as market expands

Sound network-based Medicare strategy anticipated payment reform

Today's Agenda

Aetna's Strategy

Operating Margin Discipline

Strong Balance Sheet and Capital Position

Outlook

Well Positioned for Health Care Reform

Key Messages

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Key Messages

Strategy puts the customer at the center of everything we dodo

Recalibrating already strong pricing and medical quality and costcost management processes to reflect changing market conditions

Bias toward profitability over growth; we believe a pre-tax operatingoperating margin in the high single digits is achievable over 2 - 3 years excluding the impact of health care reform

Strong balance sheet and excellent capital position

Projected 2009 operating EPS of $2.75(1); current view is 2010 operating EPS likely to be modestly lower than 2009

Diverse portfolio of businesses strategically positioned to capitalizecapitalize on health care reform opportunities

2010 J.P. Morgan  Healthcare Conference | January 12, 2010

Footnotes

(1)  Projected operating earnings per share for the full year 2009 assumes approximately 450 million weighted average diluted shares. Projected operating earnings per share exclude net realized capital gains of $26.4 million after tax, $24.9 million after tax of litigation-related insurance proceeds reported by Aetna in the nine-months ended September 30, 2009 and a previously announced severance and facility charge of $60 million to $65 million after tax expected to be recorded by Aetna in the fourth quarter of
     2009. Projected operating earnings per share also exclude from net income any net realized capital gains or losses and other items occurring after
     September 30, 2009. Aetna is not able to project the amount of future net realized capital gains or losses and therefore cannot reconcile projected operating earnings to projected net income or to a projected change in net income in any period. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna's underlying business performance from period to period. Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. Following a Pennsylvania
     Supreme Court ruling in June 2009, Aetna received $24.9 million after tax from one of its liability insurers related to certain litigation settled in
     2003. In 2009, we expect to record a severance and facility charge of $60 million to $65 million after tax related to actions taken or committed to be taken by the end of the first quarter of 2010. Net realized capital gains and losses, the litigation-related insurance proceeds and the severance and facility charge do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations. In addition, management uses operating earnings to assess business performance and to make decisions regarding Aetna's operations and allocation of resources among
     Aetna's businesses.